NAVIGANT REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

CHICAGO, October 28, 2014 – Navigant (NYSE:NCI) today announced financial results for the third quarter ended September 30, 2014.

Financial Summary and Highlights:

•	Third quarter 2014 revenues before reimbursements (RBR) of $205.5 million and total revenues of $230.1 million.

•	Third quarter 2014 net income from continuing operations of $16.3 million or $0.33 per share.

•	Third quarter 2014 adjusted earnings per share (EPS) of $0.32 and adjusted EBITDA of $36.3 million.

•	Lowered debt during third quarter 2014 and repurchased 390,624 shares of common stock in third quarter 2014 at an average cost of $16.31 per share.

•	Revised financial outlook for 2014.

Navigant reported third quarter 2014 RBR of $205.5 million, a 10% increase compared to $186.4 million for third quarter 2013, with year-over-year RBR growth in three segments. Total revenues for the Company were $230.1 million for third quarter 2014 compared to $211.6 million for third quarter 2013. Net income from continuing operations for third quarter 2014 increased 20% to $16.3 million, or $0.33 per share, compared to $13.5 million, or $0.27 per share in the prior year quarter. Contributing to profit margin improvement, third quarter 2014 general and administrative expenses were flat compared to prior year. The effective income tax rate was 42% for third quarter 2014 compared to 47% in the prior year quarter. Adjusted EPS was $0.32 for third quarter 2014 compared to $0.25 for third quarter 2013, an increase of 28%. Adjusted EBITDA was $36.3 million for third quarter 2014 compared to $30.8 million for third quarter 2013, an increase of 18%.

Julie Howard, Chairman and Chief Executive Officer, commented, “Despite mixed results in our Healthcare practice, we demonstrated progress against our organic growth objectives in the period with gains in our Disputes, Investigations & Economics and Energy segments. Additionally, the Financial, Risk & Compliance segment outperformed our expectations as regulatory compliance actions drove new assignments.”

Howard continued, “The Healthcare segment posted substantial revenue gains in the third quarter driven primarily by our enhanced revenue cycle management services which include the acquired Cymetrix operations. At the same time, we are experiencing softness and competitive challenges in our performance improvement practice within the Healthcare segment which has impacted organic growth at both the segment and company level. We believe we are taking the necessary actions to reaccelerate growth in this area, and we remain confident in our overall strategic direction. However, we have updated our outlook to reflect our recent performance and anticipated trends for the balance of the year.”

Segment Financial Summary

	For the quarter ended September 30,
	2014	2013	Change
RBR ($000)
Disputes, Investigations & Economics	$79,862	$75,366	6.0%
Financial, Risk & Compliance	37,251	40,227	-7.4%
Healthcare	62,964	48,088	30.9%
Energy	25,457	22,763	11.8%

Total Company	$205,534	$186,444	10.2%

Total Revenues ($000)
Disputes, Investigations & Economics	$85,518	$81,144	5.4%
Financial, Risk & Compliance	44,878	48,668	-7.8%
Healthcare	69,035	53,721	28.5%
Energy	30,708	28,074	9.4%

Total Company	$230,139	$211,607	8.8%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$27,264	$25,738	5.9%
Financial, Risk & Compliance	17,246	16,959	1.7%
Healthcare	18,726	17,967	4.2%
Energy	8,766	6,968	25.8%

Total Company	$72,002	$67,632	6.5%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	34.1%	34.2%
Financial, Risk & Compliance	46.3%	42.2%
Healthcare	29.7%	37.4%
Energy	34.4%	30.6%

Total Company	35.0%	36.3%

RBR for the Healthcare segment increased 31% year-over-year for third quarter 2014 with a 2% decline in organic RBR growth for the period. Segment RBR growth in third quarter 2014 was driven primarily by revenue cycle management services, specifically the strong performance from the recently acquired Cymetrix operations and an increased contribution from our Alleviant business. Partially offsetting these gains was weaker demand for large implementation engagements within the Healthcare segment’s performance improvement area and lack of recovery in ICD-10 preparation services. Segment operating profit increased 4% compared to third quarter 2013 reflecting the contribution of the Cymetrix and Alleviant operations, albeit at a lower margin, partially offset by the effect of maintaining capabilities for a higher level of RBR in other areas of the segment.

The Financial, Risk & Compliance segment continued to respond to strong demand from large financial institutions for expertise to remediate and operationalize improvements related to their compliance and control environments. While we anticipated a year-over-year decline in third quarter 2014 RBR for this segment, the rate of decline was better-than-expected at 7% for the period. For third quarter 2014, segment operating profit increased 2% year-over-year, reflecting an improved mix of more profitable engagements.

The Energy segment achieved 12% organic and overall RBR growth in third quarter 2014 compared to third quarter 2013 reflecting broad improvement across the segment, including contributions from recent organic investments in senior hires and key market expansion. Third quarter 2014 results also benefited from long-term engagements beginning after an extended contracting process. Segment operating profit in third quarter 2014 increased 26% year-over-year due to increased RBR and improved alignment of resources.

The Disputes, Investigations & Economics segment contributed 4% organic RBR growth and 6% overall RBR growth for third quarter 2014 compared to third quarter 2013. Increased demand for general litigation assistance and improved positioning of resources to capitalize on demand within the global construction sector drove higher RBR in 2014. Legal technology solutions also contributed to the year-over-year RBR growth. Segment operating profit increased 6% compared to the same period of 2013, consistent with the increase in RBR.

Cash Flow

Net cash provided by operating activities was $39.4 million for third quarter 2014 compared to $35.1 million for the same period in 2013. Free cash flow was $24.0 million for third quarter 2014 compared to $17.3 million for the same period in 2013. The increase in free cash flow was primarily due to improved earnings in third quarter 2014 compared to 2013 partly offset by increased capital spending, primarily on technology investments. Days Sales Outstanding (DSO) improved to 77 days as of September 30, 2014 compared to 81 days at September 30, 2013.

The Company used $30.1 million of cash to pay down bank debt during third quarter 2014. Bank debt was $158.0 million at September 30, 2014 compared to $110.0 million at September 30, 2013. The year-over-year increase primarily reflects additional borrowings to fund the Cymetrix acquisition in the second quarter of 2014, net of debt repayments to banks. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) was 1.36 at September 30, 2014 compared to 0.86 at September 30, 2013.

Navigant repurchased 390,624 shares of common stock during third quarter 2014 at an aggregate cost of $6.4 million and an average cost of $16.31 per share. As of September 30, 2014, $79.2 million remained on the Company’s share repurchase authorization.

Lucinda (Cindy) Baier, Executive Vice President and Chief Financial Officer, commented, “Following the acquisition of Cymetrix in the second quarter, we have reduced indebtedness quarter-over-quarter while continuing to return capital to shareholders through our ongoing share repurchase program. While it is still in the early stages of our investment with Cymetrix, we have completed the initial phase of integration and have been pleased with the contribution from these operations thus far. We expect to maintain our fiscal discipline which should enable us to consider additional opportunities to position Navigant for long-term, profitable growth through both internal investment and acquisition.”

2014 Outlook

Navigant is updating its outlook for 2014 to reflect recent performance as well as expectations for fourth quarter 2014. Full year 2014 RBR is now estimated in the range of $757 and $770 million with 2014 total revenues now estimated in the range of $846 and $859 million. Adjusted EBITDA is now expected to range between $109 and $114 million and adjusted EPS is now estimated to be between $0.92 and $0.97.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call Details

Julie Howard and Cindy Baier will host a conference call to discuss the Company’s third quarter 2014 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, October 28, 2014. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.989.6515 (630.395.0130 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant (NYSE: NCI) is a specialized, global professional services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Enhanced by senior level engagement with clients, Navigant professionals provide services that extend from expert and advisory work through implementation and outsourcing. The firm combines deep technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting with business pragmatism to address clients’ needs in highly regulated industries including Construction, Energy, Financial Services and Healthcare. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including revenue cycle management; impairments; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Paul Longhini

Investor Relations

312.583.5836

plonghini@navigant.com

# # #

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Revenues before reimbursements	$205,534	$186,444	$567,094	$556,644
Reimbursements	24,605	25,163	68,890	74,117

Total revenues	230,139	211,607	635,984	630,761
Costs of services:
Cost of services before reimbursable expenses	135,859	122,165	382,779	367,577
Reimbursable expenses	24,605	25,163	68,890	74,117

Total costs of services	160,464	147,328	451,669	441,694
General and administrative expenses	34,067	33,914	101,406	99,036
Depreciation expense	5,116	4,122	14,378	11,952
Amortization expense	1,673	1,815	4,668	5,226
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	(834)	(2,000)	(4,438)	(2,000)
Office consolidation, net	—	(150)	—	348
Gain on disposition of assets	—	—	—	(1,715)
Goodwill impairment	—	—	122,045	—
Other impairment	—	—	204	—

Operating income (loss)	29,653	26,578	(53,948)	76,220
Interest expense	1,942	1,094	4,177	3,491
Interest income	(56)	(96)	(216)	(371)
Other (income) expense, net	(57)	99	211	(43)

Income (loss) from continuing operations before income tax (benefit) expense	27,824	25,481	(58,120)	73,143
Income tax (benefit) expense	11,563	11,952	(8,892)	32,250

Net income (loss) from continuing operations	16,261	13,529	(49,228)	40,893
Income (loss) from discontinued operations, net of tax	—	(3,303)	509	(2,919)

Net income (loss)	$16,261	$10,226	$(48,719)	$37,974

Basic per share data
Net income (loss) from continuing operations	$0.33	$0.27	$(1.01)	$0.82
Income (loss) from discontinued operations, net of tax	$—	$(0.07)	$0.01	$(0.06)

Net income (loss) (1)	$0.33	$0.21	$(1.00)	$0.76

Shares used in computing basic per share data	48,736	49,573	48,856	49,970

Diluted per share data
Net income (loss) from continuing operations	$0.33	$0.27	$(1.01)	$0.80
Income (loss) from discontinued operations, net of tax	$—	$(0.07)	$0.01	$(0.06)

Net income (loss)	$0.33	$0.20	$(1.00)	$0.74

Shares used in computing diluted per share data (2)	49,827	50,762	48,856	51,048

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,252	$1,968
Accounts receivable, net	212,707	167,066
Prepaid expenses and other current assets	25,231	24,554
Deferred income tax assets	14,985	17,314

Total current assets	257,175	210,902
Non-current assets:
Property and equipment, net	56,184	44,338
Intangible assets, net	27,952	10,778
Goodwill	571,846	615,343
Other assets	21,492	22,836

Total assets	$934,649	$904,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,888	$13,415
Accrued liabilities	11,536	12,691
Accrued compensation-related costs	69,611	78,610
Income tax payable	5,734	1,137
Other current liabilities	30,464	32,009

Total current liabilities	128,233	137,862
Non-current liabilities:
Deferred income tax liabilities	74,724	86,571
Other non-current liabilities	36,667	26,016
Bank debt non-current	158,017	56,673

Total non-current liabilities	269,408	169,260

Total liabilities	397,641	307,122

Stockholders’ equity:
Common stock	64	63
Additional paid-in capital	609,363	598,724
Treasury stock	(268,956)	(247,106)
Retained earnings	206,016	254,735
Accumulated other comprehensive loss	(9,479)	(9,341)

Total stockholders’ equity	537,008	597,075

Total liabilities and stockholders’ equity	$934,649	$904,197

Selected Data
Days sales outstanding, net (DSO)	77	65

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$16,261	$10,226	$(48,719)	$37,974
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	5,116	4,122	14,378	11,952
Accelerated depreciation — office consolidation	—	—	—	498
Amortization expense	1,673	1,815	4,668	5,226
Amortization expense — client-facing software	583	86	825	237
Share-based compensation expense	1,930	2,775	7,166	8,194
Accretion of interest expense	911	223	1,565	676
Deferred income taxes	3,193	777	(21,202)	12,750
Allowance for doubtful accounts receivable	1,525	690	4,309	1,917
Contingent acquisition liability adjustments, net	(834)	(2,000)	(4,438)	(2,000)
Gain on disposition of assets	—	—	—	(1,715)
Gain (loss) on disposition of discontinued operations	—	3,675	(509)	3,675
Goodwill impairment	—	—	122,045	—
Other impairment	—	—	204	—
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	(9,229)	(6,290)	(38,522)	(22,554)
Prepaid expenses and other assets	(919)	2,975	(778)	10,100
Accounts payable	1,195	2,185	(3,021)	(3,374)
Accrued liabilities	570	3,298	(1,125)	3,385
Accrued compensation — related costs	10,710	6,920	(10,909)	(14,508)
Income taxes payable	6,950	5,716	6,113	304
Other liabilities	(278)	(2,120)	(5,157)	(2,099)

Net cash provided by operating activities	39,357	35,073	26,893	50,638

Cash flows from investing activities:
Purchases of property and equipment	(4,123)	(2,952)	(15,065)	(8,707)
Acquisitions of businesses, net of cash acquired	(4,346)	(2,989)	(89,180)	(2,989)
Proceeds from dispositions, net of selling costs	—	1,366	824	16,973
Payments of acquisition liabilities	(667)	(1,490)	(1,110)	(1,838)
Capitalized client — facing software	—	(491)	(864)	(2,492)

Net cash (used in) provided by investing activities	(9,136)	(6,556)	(105,395)	947

Cash flows from financing activities:
Issuances of common stock	896	475	2,431	2,620
Repurchase of common stock	(6,370)	(8,676)	(20,797)	(22,321)
Payments of contingent acquisition liabilities	—	—	(107)	(3,287)
Repayments to banks	(74,306)	(61,883)	(231,201)	(266,327)
Borrowings from banks	44,173	43,128	332,947	242,466
Payments of debt issuance costs	—	(669)	—	(669)
Other, net	(193)	(99)	(2,474)	(1,551)

Net cash (used in) provided by financing activities	(35,800)	(27,724)	80,799	(49,069)

Effect of exchange rate changes on cash and cash equivalents	(21)	138	(13)	(49)

Net increase in cash and cash equivalents	(5,600)	931	2,284	2,467
Cash and cash equivalents at beginning of the period	9,852	2,588	1,968	1,052

Cash and cash equivalents at end of the period	$4,252	$3,519	$4,252	$3,519

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (3)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share (4)	For the quarter ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Severance expense	$675	$459	$3,152	$4,265
Income tax benefit (5)	(247)	(165)	(1,204)	(1,388)

Impact of severance expense, net of tax	$428	$294	$1,948	$2,877

Other operating benefit — contingent acquisition liability adjustment	$(834)	$(2,000)	$(4,438)	$(2,000)
Income tax expense (5)	337	807	1,790	807

Impact of other operating benefit — contingent acquisition liability adjustment, net of tax	$(497)	$(1,193)	$(2,648)	$(1,193)

Other operating (benefit) costs — office consolidation	$—	$(150)	$—	$348
Income tax expense (benefit) (5)	—	60	—	(141)

Impact of other operating (benefit) costs — office consolidation, net of tax	$—	$(90)	$—	$207

Other operating benefit — gain on disposition of assets	$—	$—	$—	$(1,715)
Income tax expense (5)	—	—	—	692

Impact of other operating benefit — gain on disposition of assets, net of tax	$—	$—	$—	$(1,023)

Other operating costs — goodwill impairment	$—	$—	$122,045	$—
Income tax benefit (5)	—	—	(35,111)	—

Impact of other operating costs — goodwill impairment, net of tax	$—	$—	$86,934	$—

Other operating costs — other impairment	$—	$—	$204	$—
Income tax benefit (5)	—	—	(82)	—

Impact of other operating costs — other impairment, net of tax	$—	$—	$122	$—

EBITDA reconciliation:
Operating income (loss)	$29,653	$26,578	$(53,948)	$76,220
Depreciation expense	5,116	4,122	14,378	11,952
Accelerated depreciation — office consolidation	—	—	—	498
Amortization expense	1,673	1,815	4,668	5,226

EBITDA	$36,442	$32,515	$(34,902)	$93,896
Severance expense	675	459	3,152	4,265
Other operating benefit — contingent acquisition liability adjustment	(834)	(2,000)	(4,438)	(2,000)
Other operating benefit — office consolidation	—	(150)	—	(150)
Other operating benefit — gain on disposition of assets	—	—	—	(1,715)
Other operating costs — goodwill impairment	—	—	122,045	—
Other operating costs — other impairment	—	—	204	—

Adjusted EBITDA	$36,283	$30,824	$86,061	$94,296

Net income (loss) from continuing operations	$16,261	$13,529	$(49,228)	$40,893
Impact of severance expense, net of tax	428	294	1,948	2,877
Impact of other operating benefit — contingent acquisition liability adjustment, net of tax	(497)	(1,193)	(2,648)	(1,193)
Impact of other operating (benefit) costs — office consolidation, net of tax	—	(90)	—	207
Impact of other operating benefit — gain on disposition of assets, net of tax	—	—	—	(1,023)
Impact of other operating costs — goodwill impairment, net of tax	—	—	86,934	—
Impact of other operating costs — other impairment, net of tax	—	—	122	—

Adjusted net income	$16,192	$12,540	$37,128	$41,761

Shares used in computing adjusted per diluted share data (6)	49,827	50,762	50,112	51,048
Adjusted earnings per share	$0.32	$0.25	$0.74	$0.82

Free Cash Flow (7)	For the quarter ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$39,357	$35,073	$26,893	$50,638
Changes in assets and liabilities	(8,999)	(12,684)	53,399	28,746
Allowance for doubtful accounts receivable	(1,525)	(690)	(4,309)	(1,917)
Purchases of property and equipment	(4,123)	(2,952)	(15,065)	(8,707)
Payments of acquisition liabilities	(667)	(1,490)	(1,110)	(1,838)
Payments of contingent acquisition liabilities	—	—	(107)	(3,287)

Free Cash Flow	$24,043	$17,257	$59,701	$63,635

Leverage Ratio (8)	At September 30,
	2014	2013
Adjusted EBITDA for prior twelve-month period	$115,838	$127,277
Bank debt	$158,017	$110,006
Leverage ratio	1.36	0.86

Footnotes

(1) Per share data may not sum due to rounding.

(2) For the nine months ended September 30, 2014, the Company reported a net loss. For that period, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive.

(3) During the year ended December 31, 2013, the United Kingdom financial services advisory business was sold. The results of operations from this business are presented as discontinued operations. All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.

(4) EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income (loss) and per share net income (loss) impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.

(5) Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.

(6) For the nine months ended September 30, 2014, the Company reported a net loss. For non-GAAP purposes, the per share and share amounts presented here reflect the inclusion of potentially dilutive shares based on the impact of the add backs included in Adjusted Net Income.

(7) Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.

(8) Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.